SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 19, 2014
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NETFLIX, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35727	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Winchester Circle
Los Gatos, CA
95032
(Address of principal executive offices)
(Zip Code)
(408) 540-3700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation for Named Executive Officers
The Compensation Committee of the Board of Directors (the “Committee”) has established the annual salaries and stock option allowances for 2015 for the Company’s Named Executive Officers. These salaries and option allowances, as well as estimated target bonuses, are as follows:

	ANNUAL SALARY	ANNUAL STOCK OPTION ALLOWANCE (1)	ESTIMATED TARGET BONUS
Reed Hastings, Chief Executive Officer and Chairman of the Board	$1,000,000	$13,700,000	$—
David Wells, Chief Financial Officer	2,000,000	1,675,000	—
Ted Sarandos, Chief Content Officer	1,000,000	9,600,000	2,000,000
Neil Hunt, Chief Product Officer	1,000,000	1,875,000	5,000,000
Greg Peters, Chief Streaming and Partnerships Officer	1,000,000	2,725,000	1,000,000

The number of options to be granted each month is determined by the following formula: (annual stock option allowance ÷ 12) / ([Fair Market Value on the date of grant] * 0.40). Each monthly grant shall be made on the first trading day of the month, shall be fully vested upon grant and shall be exercisable at a strike price equal to the Fair Market Value (as defined in the Company’s 2011 Stock Plan) on the date of grant. The options will be subject to the terms and conditions of the Company’s 2011 Stock Plan and will be administered on a non-discretionary basis without further action by the Board of Directors, provided that only the Board of Directors may change the amount or terms of future grants. These stock options are granted fully vested and can generally be exercised up to 10 years following the date of grant, regardless of employment status.

Salary for each Named Executive Officer, other than the Chief Financial Officer, that is over $1 million has a substantial surcharge to the Company under IRS rule 162(m). Thus, the Company created, and the shareholders approved, the Performance Bonus Plan (the “Plan”) for those whose salary the Company wants to cap at $1 million to avoid the surcharges. For 2015, the Named Executive Officers, except for the Chief Executive Officer and Chief Financial Officer, will participate in the Plan. Awards under the Plan will only be paid after achievement of specified performance goals. The Committee will be the administrator of the Plan and will assign each participant a target award and performance goal or goals for a performance period set by the Committee. The Estimated Target Bonus amounts set out in the table above are estimates only, and any actual amounts that may be paid to these Named Executive Officers may differ based on factors adopted by the Committee pursuant to the Plan.

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1 The Company’s stock option program for Named Executive Officers, which is the same for other salaried employees of the Company, was adjusted for 2015 such that each participant was provided a minimum annual stock option allowance (equal to 5% of their available salaried compensation) and was also eligible to allocate any amount of their available salaried compensation to receive in the form of stock options. The formula for granting stock options under the program was also adjusted by changing the discount factor in the denominator from 0.20 to 0.40.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.
Date: December 22, 2014
/s/ David Hyman
David Hyman
General Counsel